                                                        EXHIBIT 5

          BEFORE THE ARKANSAS PUBLIC SERVICE COMMISSION




IN THE MATTER OF THE APPLICATION OF  )
SOUTHWESTERN ELECTRIC POWER COMPANY  )
FOR AUTHORIZATION TO PURCHASE        )
COMMON STOCK OF THE ARKLAHOMA        )   DOCKET NO.
CORPORATION                          )



                           APPLICATION


     Southwestern Electric Power Corporation (hereinafter "SWEPCO" or the "Company"), respectfully states:
     1. SWEPCO is a corporation organized and existing under the laws of the State of Delaware and it is duly authorized to do business in the States of Arkansas, Texas, Louisiana, and Oklahoma. In the States of Arkansas, Texas and Louisiana, SWEPCO engages in a general electric utility business of generating, transmitting, distributing, and selling, at wholesale and retail, electric power and energy to customers in its service areas. The Company owns certain transmission facilities within the State of Oklahoma, but otherwise does not do business within that state. SWEPCO's principal office is at 428 Travis Street, Shreveport, Louisiana.
     2. SWEPCO is a wholly owned electric utility subsidiary of Central and South West Corporation ("CSW"), a Delaware corporation and a registered holding company under the Public Utility Holding Company Act of 1935 as amended.
     3. This application is filed pursuant to Section 57(a)(2) of Act 324 and Sections 2, 4, and 8 of the Rules of Practice and Procedure of the Arkansas Public Service Commission. SWEPCO will file a form U-1 Application-Declaration with the Securities and Exchange Commission in connection with the transactions proposed herein.
     4. By order dated November 24, 1947, in Docket No. U-245, the Commission authorized the acquisition by SWEPCO, Oklahoma Gas and Electric Company (OG&E), and Arkansas Power and Light Company (AP&L), respectively, of 160, 170, and 170 shares of common stock of Arklahoma. Arklahoma was formed jointly by SWEPCO, OG&E and AP&L and currently owns certain facilities consisting of a 161 kV transmission line extending for 166 miles from Lake Catherine, Arkansas, to Boudinot Tap near Tahlequah, Oklahoma, the Lake Catherine substation at a terminus of said transmission line, and certain property incidental thereto. Such facilities are jointly leased by SWEPCO, OG&E and AP&L pursuant to an Agreement and Indenture, dated as of December 9, 1947, as extended by an Extension of Agreement and Indenture, dated September 6, 1977 (collectively, the "Lease") and are jointly operated by SWEPCO, OG&E and AP&L pursuant to an Operating Agreement, dated December 9, 1947.
     5. SWEPCO is hereby requesting authorization to purchase from OG&E 78 shares of common stock of The Arklahoma Corporation ("Arklahoma"), an Arkansas corporation and a public utility as defined by Act 324. The purchase price for the shares will be based on the book value of Arklahoma common stock immediately prior to the proposed sale. It is estimated that the book value of Arklahoma common stock outstanding immediately prior to the sale will be approximately $348,000 (or $696 per share), resulting in a purchase price of approximately $54,288 for the 78 shares to be acquired by SWEPCO.
     6. SWEPCO is requesting authorization to purchase additional shares of the common stock of Arklahoma from OG&E, at OG&E's request, in order to facilitate the formation by OG&E of a holding company system exempt from the registration requirements of the Holding Company Act. OG&E believes that if it reduces its percentage ownership of Arklahoma common stock to less than 5% by selling 78 shares to SWEPCO and 68 shares to AP&L, Arklahoma will not be deemed an "affiliate" of OG&E for purposes of the Holding Company Act.
     7. As a result of the proposed sale, SWEPCO's ownership of Arklahoma common stock would increase from 32% to 47.6% and AP&L's ownership of Arklahoma common stock would increase from 34% to 47.6% and OG&E's ownership would be reduced from 34% to 4.8%. The sale of the shares will not affect the rights and obligations of the parties under the Lease and the Operating Agreement. Although each party has an option to purchase the facilities and terminate the Lease, SWEPCO has no current intention to do so and knows of no current intention on the part of either OG&E or AP&L to do so.

     8. The financial statements of the Company are on file with the Commission. No substantial changes in the Company's financial condition have occurred since the last filing. Furthermore, the transactions proposed herein involve an expenditure by the Company of approximately $54,288 and will not have a material effect on the Company's financial position.
     9. The financial statements of Arklahoma, including unaudited financials for the six months ending June 30, 1995, and audited financials for the year ended December 31, 1994, are attached hereto as SWEPCO Exhibit "A".
     10. Pursuant to Section 2.03 of the Commission's Procedural Rules, SWEPCO requests that the following individuals be shown on the service list of this Docket:
          William H. Lacefield
          SWEPCO
          428 Travis Street
          P.O. Box 21106
          Shreveport, LA  71156-0001

          David R. Matthews
          Matthews, Campbell, Rhoads,
          McClure & Thompson, P.A.
          119 South Second Street
          Rogers, AR 72756
          (501) 636-0875




     WHEREFORE, Southwestern Electric Power Company respectfully requests that the Commission enter its order on or before December 29, 1995, authorizing the Company to purchase 78 shares of common stock of The Arklahoma Corporation from Oklahoma Gas and Electric Company for an aggregate purchase price calculated as described herein.
     DATED this _____ day of _________________, 1995.

                              SOUTHWESTERN ELECTRIC POWER COMPANY

                           By:___________________________________
                              David R. Matthews, Its Attorney
                              Arkansas Bar# 76072
                              MATTHEWS, CAMPBELL, RHOADS,
                              McCLURE & THOMPSON, P.A.
                              119 South Second Street
                              Rogers, Arkansas 72756-4525
                              (501) 636-0875




                            THE ARKLAHOMA CORPORATION
                         BALANCE SHEET AS OF JUNE 30, 1995


ASSETS

  Electric plant leased to others                            $2,561,863

  Less - Reserve for depreciation                            2,249,240

TOTAL UTILITY PLANT-NET                                        312,623

  Cash and cash equivalents                                    368,326

Accounts Receivable - Assoc. Companies                          17,476

TOTAL CURRENT ASSETS                                           385,802

TOTAL ASSETS                                                  $698,425





CAPITALIZATION AND LIABILITIES

  Common stock issued                                          $50,000

  Unappropriated retained earnings                             588,133

TOTAL CAPITALIZATION                                           638,133

CURRENT LIABILITIES:
  Accounts payable - associated
    companies                                                       -



DEFFERED CREDITS:
  Defferred income taxes (SFAS 109)                             60,292

TOTAL LIABILITIES                                               60,292

TOTAL CAPITALIZATION AND LIABILITIES                          $698,425


                           THE ARKLAHOMA CORPORATION
                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                        SIX MONTHS ENDING JUNE 30, 1995





REVENUES:
     Interest Income                                         $14,637
     Other                                                        -
        Total Revenue                                         14,637

OPERATING EXPENSES:
     Administrative and general                                6,030
     Other                                                       773
        Total Operating Expenses                               6,803

INCOME BEFORE FEDERAL AND
     STATE INCOME TAXES                                        7,834

FEDERAL AND STATE INCOME TAXES                                   (38)


NET INCOME (LOSS)                                             $7,872



RETAINED EARNINGS
Balance at beginning of period                              $580,261
Net Income                                                     7,872
Retained Earnings, end of year                              $588,133

                             THE ARKLAHOMA CORPORATION
                              STATEMENT OF CASH FLOWS
                           SIX MONTHS ENDED JUNE 30, 1995




CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                                                     $7,872

Change in Certain Assets and Liabilities
   (using) providing cash -
     Accounts Receivable                                      (17,476)
     Accounts Payable                                        (144,024)

        Net Cash Provided From (Used In)
          Operating Activities                               (153,628)



NET INCREASE (DECREASE) IN CASH                              (153,628)

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                                         521,954

CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                                              $368,326


SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
     Cash Paid During The Period
       For Income Taxes                                            $0

DISCLOSURE OF ACCOUNTING POLICY:
     For the purposes of these financial statments, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. These investments are carried at cost which approximates market.













                                     THE ARKLAHOMA CORPORATION
                                           ELECTRIC PLANT
                                              JUNE 1995

                                   CURRENT YEAR            TOTAL TO DATE

                               ADDITIONS           ADDITIONS              NET
                                        RETIREMENTS        RETIREMENTS ADDITIONS

            INTANGIBLE PLANT
   Organization                     $0      $0        $55         $0         $55

TOTAL INTANGIBLE PLANT               0       0         55          0          55

            TRANSMISSION PLANT
   Land and Land Rights                            62,652                 62,652
   Structures and Improvements                     45,689     37,735       7,954
   Station Equipment                            1,457,974  1,380,003      77,971

   Poles and Fixtures                           1,117,554    169,100     948,454
   Overhead Conductors and
      Devices                                   1,693,359    262,049   1,431,310
   Roads and Trails                                   388         56         332

TOTAL TRANSMISSION PLANT             0       0  4,377,616  1,848,943   2,528,673

            DISTRIBUTION PLANT
   Land and Land Rights                               655        655          0
   Poles, Towers and Fixtures                       1,176      1,176          0
   Overhead Conductors and
      Devices                                       1,437      1,437          0
   Line Transformers                                  155        155          0
   Services                                            36         36          0

TOTAL DISTRIBUTION PLANT             0       0      3,459      3,459          0

            GENERAL PLANT
   Office Furniture and Equipment                     160          0        160
   Transportation Equipment                         8,362      8,362          0

   Tools, Shop and Garage
      Equipment                                     5,582      5,582          0
   Communication Equipment                         50,875     17,900     32,975

TOTAL GENERAL PLANT                  0       0     64,979     31,844     33,135
TOTAL ELECTRIC PLANT
  LEASED TO OTHERS                   0       0  4,446,109  1,884,246  2,561,863

TOTAL ELECTRIC PLANT
  PURCHASED OR SOLD                  0       0     10,648     10,648          0

TOTAL UTILITY PLANT                 $0      $0 $4,456,757 $1,894,894 $2,561,863


                            THE ARKLAHOMA CORPORATION
                            COMPARATIVE BALANCE SHEET
                        AS OF DECEMBER 31, 1994 AND 1993



ASSETS                                  1994        1993     Inc/(Dec)

  Electric plant leased to others    $2,561,863  $2,561,863         $0

  Less - Reserve for depreciation     2,249,240   2,249,240          0

TOTAL UTILITY PLANT-NET                 312,623     312,623          0

  Cash and cash equivalents             521,954     557,419    (35,465)

  Prepayments                                 0         571       (571)

TOTAL CURRENT ASSETS                    521,954     557,990    (36,036)

TOTAL ASSETS                           $834,577    $870,613   ($36,036)





CAPITALIZATION AND LIABILITIES

  Common stock issued                   $50,000     $50,000         $0

  Unappropriated retained earnings      580,261     633,695    (53,434)

TOTAL CAPITALIZATION                    630,261     683,695    (53,434)

CURRENT LIABILITIES:
  Accounts payable - associated
    companies                           143,346     186,918    (43,572)
  Other                                     678           0        678

                                        144,024     186,918    (42,894)
DEFERRED CREDITS:
  Deferred income taxes (SFAS 109)       60,292           0     60,292

TOTAL LIABILITIES                       204,316     186,918     17,398

TOTAL CAPITALIZATION AND LIABILITIES   $834,577    $870,613   ($36,036)









                           THE ARKLAHOMA CORPORATION
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993




                                         1994       1993   Inc/(Dec)
REVENUES:
     Interest Income                   $14,791     $9,449     $5,342
     Other                                  25         25          0
        Total Revenue                   14,816      9,474      5,342

OPERATING EXPENSES:
     Administrative and general          5,909      5,895         14
     Other                                 799        659        140
        Total Operating Expenses         6,708      6,554        154

INCOME BEFORE FEDERAL AND
     STATE INCOME TAXES                  8,108      2,920      5,188

FEDERAL AND STATE INCOME TAXES           1,249        429        820


CUMMULATIVE EFFECT OF CHANGE
    IN ACCOUNTING FOR INCOME
        TAXES (SFAS 109)                60,292          -     60,292

NET INCOME (LOSS)                     ($53,433)    $2,491   ($55,924)



RETAINED EARNINGS
Balance at beginning of period        $633,694   $631,203     $2,491
Net Income                             (53,433)     2,491    (55,924)
Retained Earnings, end of year        $580,261   $633,694   ($53,433)



















                            THE ARKLAHOMA CORPORATION
                             STATEMENT OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1994 AND 1993



                                             1994    1993    Inc/(Dec)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                               ($53,433)   $2,491  ($55,924)

Cummulative effect of change in
    accounting principle (SFAS 109)       $60,292        $0   $60,292
Change in Certain Assets and Liabilities
   (using) providing cash -
     Accounts Receivable                        0     6,367    (6,367)
     Other Current Assets                     571       711      (140)
     Accounts Payable                     (42,895)  186,918  (229,813)

        Net Cash Provided From (Used In)
          Operating Activities            (35,465)  196,487  (231,952)



NET INCREASE (DECREASE) IN CASH           (35,465)  196,487  (231,952)

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                     557,419   360,932   196,487

CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                          $521,954  $557,419  ($35,465)


SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
     Cash Paid During The Year
       For Income Taxes                        $0        $0        $0

DISCLOSURE OF ACCOUNTING POLICY:
     For the purposes of these financial statments, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. These investments are carried at cost which approximates market.




                       THE ARKLAHOMA CORPORATION
                          ELECTRIC PLANT
                           DECEMBER 1994


                               CURRENT YEAR              TOTAL TO DATE

                                    RETIREMENTS         RETIREMENTS   NET
                           ADDITIONS           ADDITIONS           ADDITIONS

INTANGIBLE PLANT
  Organization                    $0      $0       $55       $0         $55

TOTAL INTANGIBLE PLANT             0       0        55        0          55

            TRANSMISSION PLANT
   Land and Land Rights                         62,652     62,652
   Structures and Improvements                  45,689     37,735      7,954
   Station Equipment                         1,457,974  1,380,003     77,971
   Poles and Fixtures                        1,117,554    169,100    948,454
   Overhead Conductors and
      Devices                                1,693,359    262,049  1,431,310
   Roads and Trails                                388         56        332

TOTAL TRANSMISSION PLANT           0      0  4,377,616  1,848,943  2,528,673

            DISTRIBUTION PLANT
   Land and Land Rights                             655        655        0
   Poles, Towers and Fixtures                     1,176      1,176        0
   Overhead Conductors and
      Devices                                     1,437      1,437        0
   Line Transformers                                155        155        0
   Services                                          36         36        0

TOTAL DISTRIBUTION PLANT           0      0       3,459      3,459        0

            GENERAL PLANT
Office Furniture and Equipment                      160          0      160
   Transportation Equipment                       8,362      8,362        0
   Tools, Shop and Garage
      Equipment                                   5,582      5,582        0
   Communication Equipment                       50,875     17,900    32,975

TOTAL GENERAL PLANT                0      0      64,979     31,844    33,135


TOTAL ELECTRIC PLANT
  LEASED TO OTHERS                 0      0   4,446,109  1,884,246  2,561,863


TOTAL ELECTRIC PLANT
  PURCHASED OR SOLD                0      0     10,648      10,648         0

TOTAL UTILITY PLANT               $0     $0 $4,456,757  $1,894,894 $2,561,863
